Exhibit 99.1

Lucid Announces Q4 Production & Deliveries, Sets Date for Fourth Quarter 2023 Results

NEWARK, Calif., January 11, 2024 /PRNewswire/ -- Lucid Group, Inc. (NASDAQ: LCID), setting new standards for luxury electric experience with the Lucid Air, selected to Car and Driver’s 10Best list for 2024, today announced production and delivery totals for the quarter ended December 31, 2023. Lucid produced 2,391 vehicles during Q4 and delivered 1,734 vehicles during the same period.*

On a full year basis in 2023, the company produced 8,428 vehicles and delivered 6,001 vehicles.

Lucid will host a conference call to discuss its fourth quarter 2023 financial results on Wednesday, February 21, 2024, at 2:30 pm PT / 5:30 pm ET. Prior to the conference call, the company will issue an earnings press release with a link to the live webcast on its investor relations website, https://ir.lucidmotors.com.

To enhance engagement with the company's shareholder base and facilitate connections with its investors, Lucid is partnering with Say Technologies to allow retail and institutional shareholders to submit and upvote questions, a selection of which will be answered by Lucid management during the earnings call.

Starting on February 7, 2024, at 2:30 pm PT / 5:30 pm ET, shareholders can submit questions by visiting: https://app.saytechnologies.com/lucid-group-2023-q4/. This Q&A platform will remain open until 2:30 pm PT / 5:30 pm ET on February 20, 2024. Shareholders can email support@saytechnologies.com for any support inquiries.

Earnings Call Details:

Date: Wednesday, February 21, 2024

Time: 2:30 pm PT / 5:30 pm ET

Webcast: https://ir.lucidmotors.com (live and replay)

About Lucid Group

Lucid's mission is to inspire the adoption of sustainable energy by creating advanced technologies and the most captivating luxury electric vehicles centered around the human experience. The company's first car, the Air, is a state-of-the-art luxury sedan with a California-inspired design. Lucid Air Grand Touring features an official EPA estimated 516 miles of range. Assembled at Lucid's factories in Casa Grande, Arizona, and King Abdullah Economic City (KAEC), Saudi Arabia, deliveries of Lucid Air are currently underway to customers in the U.S., Canada, Europe, and the Middle East.

Investor Relations Contact

investor@lucidmotors.com

Sign up for investor email alerts: https://ir.lucidmotors.com/ir-resources/email-alerts

Media Contact

media@lucidmotors.com

Trademarks

This communication contains trademarks, service marks, trade names and copyrights of Lucid Group, Inc. and its subsidiaries and other companies, which are the property of their respective owners.

*Lucid's net income and cash flow results will be announced along with the rest of its financial performance when Lucid announces fourth quarter earnings. Lucid vehicle production and delivery numbers represent only one measure of the company's operating performance and should not be relied on as sole indicators of quarterly financial results, which depend on a variety of factors.

Forward-Looking Statements

This communication includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "shall," "expect," "anticipate," "believe," "seek," "target," "continue," "could," "may," "might," "possible," "potential," "predict" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Lucid's expectations related to production and delivery volume outlook and Lucid's finalized production and delivery totals for the quarter ended December 31, 2023. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Lucid's management. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements. Many actual events and circumstances are beyond the control of Lucid. These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed under the heading "Risk Factors" in Part II, Item 1A of Lucid's Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as well as other documents Lucid has filed or will file with the Securities and Exchange Commission. If any of these risks materialize or Lucid's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Lucid currently does not know or that Lucid currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Lucid's expectations, plans or forecasts of future events and views as of the date of this communication. Lucid anticipates that subsequent events and developments will cause Lucid's assessments to change. However, while Lucid may elect to update these forward-looking statements at some point in the future, Lucid specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Lucid's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.